UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ESSA PHARMA INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on March 6, 2024

Dear Shareholder:

You are receiving this Notice of Internet Availability of Proxy Materials (the “Proxy Availability Notice”) because ESSA Pharma Inc. (the “Company”) has decided to use the notice-and-access model for delivery of meeting materials for its annual general meeting of shareholders to be held on March 6, 2024 (the “Meeting”) to its registered shareholders and Canadian and United States beneficial shareholders. This Proxy Availability Notice regarding the Meeting is prepared pursuant to the notice-and-access rules that came into effect on February 11, 2013 under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, National Instrument 51-102 - Continuous Disclosure Obligations and Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended. Under the notice-and-access method of distribution, instead of receiving paper copies of the Notice of Meeting, Proxy Statement, 2023 Annual Report and form of proxy (the “Proxy” and, together with the Notice of Meeting, the Proxy Statement and the 2023 Annual Report, the “Meeting Materials”), shareholders receive this Proxy Availability Notice with information on how they may access such materials electronically. This communication is not a form for voting and presents only an overview of the more complete information in the Meeting Materials, which contain important information and can be accessed online or requested by mail as provided below.

The Company has elected not to use the procedure known as “stratification” in relation to its use of the notice-and-access rules. Stratification occurs when a reporting issuer using the notice-and-access rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

MEETING DATE AND LOCATION

WHEN:	March 6, 2024	WHERE:	https://web.lumiagm.com/228524511
2:00 p.m. (Pacific Time)

Only shareholders who owned common shares of the Company (the “Common Shares”) at the close of business on the record date of January 16, 2024 may vote at the Meeting or any adjournment or postponement of the Meeting. The purposes of the Meeting are listed below along with the Board of Directors’ (the “Board”) recommendations on how to vote on Proposals 1-5.

The Board recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2-5.

1.	Financial Statements: Shareholders will receive and consider the audited financial statements of the Company for the year ended September 30, 2023, together with the auditor’s report thereon.

2.	Setting the Number of Directors: Shareholders will be asked to set the number of directors of the Company at ten (10). Information can be found in the “Proposal 1 – Setting the Number of Directors” section of the Proxy Statement.

3.	Election of Directors: Shareholders will be asked to elect ten (10) directors for the ensuing year. Information can be found in the “Proposal 2 – Election of Directors” section of the Proxy Statement.

4.	Advisory Vote on Executive Compensation: Shareholders will be asked to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers. Information can be found in the “Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers” section of the Proxy Statement.

5.	Approval of Omnibus Incentive Plan Amendment: Shareholders will be asked approve an ordinary resolution to increase the number of Common Shares reserved and available for issuance under the Company’s Omnibus Incentive Plan. Information can be found in the “Proposal 4 – Approval of Omnibus Incentive Plan Amendment” section of the Proxy Statement.

6.	Appointment of Independent Auditors: Shareholders will be asked to appoint Davidson & Co LLP as auditors of the Company to hold office until the next annual general meeting and to authorize the Board to fix their remuneration. Information can be found in the “Proposal 5 – Appointment and Remuneration of Auditors” section of the Proxy Statement.

7.	Other Business: Shareholders may be asked to transact such other items of business that may properly come before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “What happens if additional items are presented at the Meeting?” section of the Proxy Statement.

SHAREHOLDERS ARE REMINDED TO ACCESS AND REVIEW THE MEETING MATERIALS PRIOR TO VOTING

The Meeting Materials can be viewed online under the Company’s SEDAR+ profile at www.sedarplus.com, or on the Company’s website at https://investors.essapharma.com/events-presentations for up to one year from the date of this Proxy Availability Notice.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

You can obtain a paper copy of the Meeting Materials, as well as materials for all future shareholder meetings, free of charge, in one of the following manners:

1.	Calling the Laurel Hill Advisory Group, toll free at 1-877-452-7184 (in Canada or the U.S.) or 1-416-304-0211 (for shareholders outside North America);

2.	Contacting Laurel Hill Advisory Group via email at assistance@laurelhill.com;

3.	Online at www.investorcentre.com; or

4.	Sending a request to the Company’s headquarters at: ESSA Pharma Inc., Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5

Requests may be made up to one (1) year from the date the Information Circular was filed on SEDAR+, but requests should be received by the Company no later than 10 business days before the Meeting, in order to receive the Meeting Materials in advance of the proxy cut-off date for the Meeting. If you do not request paper copies of the Meeting Materials, they will not otherwise be provided to you.

VOTING

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS PROXY AVAILABILITY NOTICE. To vote your securities, you are asked to return your proxy using one of the following methods not later than 2:00 p.m. (Pacific Time), on March 4, 2024, being the proxy cut-off date for the Meeting:

REGISTERED HOLDERS are asked to return their proxy using the following methods by the proxy deposit date noted on your proxy:

INTERNET:	www.investorvote.com

TELEPHONE:	1-866-732-VOTE (8683), toll free within North America

MAIL:	Computershare Investor Services Inc.
100 University Ave, 8th Floor
Toronto, Ontario, CANADA M5J 2Y1

ALL NON-REGISTERED HOLDERS should follow the instructions on the Voting Instruction Form that was sent to you.

To vote by telephone or the Internet, you will need to provide the CONTROL NUMBER on your Proxy or Voting Instruction Form.